Exhibit 99.1

FinWise Bancorp Acquires Tallied Technology Platform, Bringing End-to-End Credit Card Issuing and Processing In-House

MURRAY, Utah, July 20, 2026 (GLOBE NEWSWIRE) -- FinWise Bancorp (NASDAQ: FINW) (“FinWise” or the “Company”), parent company of FinWise Bank (the “Bank”), today announced that the Company has acquired the technology platform and related assets of Tallied Technologies, Inc. ("Tallied"), the credit card issuance and processing platform that has powered the Bank's co-branded credit card programs. With this acquisition, FinWise now owns its card technology stack end-to-end, from application, through issuing, processing and servicing.

Transaction Highlights

•Expanded revenue capture. FinWise now retains the fees, interchange and interest economics on programs running on the Tallied platform that were previously shared with a third-party program manager.

•Reduced integration risk. The technology is already integrated into the Bank's systems, with live programs running on it today. Cardholders and program partners should experience no interruption in service.

•Minimal capital outlay. The transaction was funded with cash on hand and is not expected to have a material impact on the Company's capital ratios. The Bank remains well capitalized.

•Proven team joins FinWise. Tallied's engineering and operations team has joined FinWise, preserving full continuity of platform knowledge and accelerating the Company's product roadmap.

•Disciplined, bounded near-term investment. FinWise expects integration and transition costs of approximately $4.0 million in total over the next year. The Company expects the costs to be greater in the next two quarters and to narrow over the following two quarters as it fully integrates the platform into the bank and eliminates duplicative third-party vendor and platform costs.

A Proprietary, Modern Card Operating System

The Tallied platform is a fully cloud-native, SOC2 certified and API-first operating system for modern credit cards. It spans application and decisioning engines, card issuance-processing, a rewards engine, AI-powered fraud scoring, dispute handling and compliance self-audit capabilities. Built by a seasoned issuer-processing team and developed with substantial investment from leading fintech investors, the platform now becomes a proprietary asset of the Company.

A Uniquely Positioned Buyer

As the issuing bank for the programs operating on the Tallied platform — with the technology already integrated into the Bank's systems and live programs running on it — FinWise had first-hand knowledge of the platform's architecture, performance, programs and underlying receivables. That visibility enabled the Company to move quickly once Tallied had begun a sales process, structure the transaction terms, and substantially reduce the integration and execution risk that typically accompanies technology acquisitions. FinWise's acquisition thesis is centered on owning the platform technology and capabilities. The Bank plans to separately evaluate the optimal long-term approach to the associated credit card receivables, as described under "Financial Impact and Outlook" below.

"This acquisition is the logical next step in the technology roadmap we have been executing for several years. We worked closely with this platform over the last twelve months and when it became available, the strategic decision was to purchase it. We structured this transaction with the capital discipline our shareholders expect: a modest and clearly bounded near-term investment in exchange for a proprietary technology asset we believe will compound in value across our fintech lending, payments, and card businesses." said Jim Noone, CEO of FinWise Bancorp.

"We built FintechConnect and its easily integrated APIs to support our lending sponsorship. We built MoneyRails™ to own our payments infrastructure. We expanded into BIN Sponsorship to enable card offerings to the fintech and embedded finance markets we serve,” Mr. Noone continued. “Each of those investments was modest at the outset and became core to how FinWise grows. Owning the credit card operating system provides the core component for the credit card tech stack and the flexibility that comes with this. FinWise can now offer our partners speed to market, real-time controls and regulatory-grade compliance on a single platform while capturing economics that were previously shared with third parties."

Financial Impact and Outlook

Integration and transition costs. FinWise expects integration and transition costs of approximately $4.0 million in total over the next year. The Company expects the costs to be greater in the next two quarters and to narrow over the following two quarters as it fully integrates the platform into the bank and eliminates duplicative third-party vendor and platform costs. These estimates exclude amortization of acquired intangible assets — primarily the platform and customer relationships — a non-cash item for which valuations and useful lives are being finalized. The Company expects to complete initial purchase accounting by the end of the third quarter of 2026 and will provide an update at that time.

Credit card receivables. Because Tallied will no longer serve as a third-party program manager, approximately $50 million of credit card balances that previously carried credit enhancement will convert to standard credit card balances held on the Bank's balance sheet, with the Bank retaining the full economics — including interest income and interchange — as well as the associated credit exposure. These are seasoned receivables originated under the Bank's underwriting standards that the Bank has held and monitored since origination. Consistent with its disciplined approach to balance sheet management, the Bank is evaluating whether to retain these receivables over the long term in order to pursue the path it believes optimizes risk-adjusted returns for shareholders.

Business outlook. As a result of the transaction, the Company’s prior guidance of approximately $217 million in credit-enhanced balances by the end of 2026 no longer applies, reflecting the change in how those balances are structured. We will continue to provide updates on credit-enhanced balances on a quarterly basis going forward.

FinWise Bancorp Second Quarter 2026 Earnings Conference Call and Webcast

FinWise Bancorp (NASDAQ: FINW) (“FinWise” or the “Company”), the parent company of FinWise Bank, will report its second quarter 2026 results and host a conference call and webcast after the market close on Wednesday, July 29, 2026. The conference call will be held at 5:00 p.m. ET on Wednesday, July 29, 2026, to discuss financial results for the second quarter of 2026. The dial-in number is 1-877-423-9813 (toll-free) or 1-201-689-8573 (international). The conference ID is 13760730. Please dial the number 10 minutes prior to the scheduled start time.

The webcast will be available on the Company’s website at FinWise Earnings Call Live Webcast and a replay of the call will be available at Investor Relations | FinWise Bancorp (gcs-web.com) for six months following the call.

In addition to questions asked live by analysts during the call, the Company will also accept for consideration questions submitted via email prior to 5:00 p.m. ET on Wednesday, July 29, 2026. Please email questions to investors@finwisebank.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “believe,” “expect,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “budget,” “goal,” “target,” “would,” “aim” and “outlook,” or similar expressions generally indicate a forward-looking statement.

These forward-looking statements are based on management assumptions and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause our actual results or performance to differ materially from those indicated in these forward-looking statements, including but not limited to the market price of our common stock prevailing from time to time, the nature of other investment opportunities presented to us from time to time and our cash flows from operations and our ability to integrate the Tallied platform successfully. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2025. We do not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by us or by or on behalf of us, except as may be required under applicable law.

About FinWise

FinWise provides Banking and Payments solutions to fintech brands. Its existing Strategic Program Lending business, conducted through scalable API-driven infrastructure, powers deposit, lending and payments programs for leading fintech brands.

As part of Strategic Program Lending, FinWise also provides a Credit Enhanced Balance Sheet Program, which addresses the challenges that lending and card programs face diversifying their funding sources and managing capital efficiency. In addition, FinWise manages other Lending programs such as SBA 7(a), Owner Occupied Commercial Real Estate, and Leasing, which provide flexibility for disciplined balance sheet growth. The Company is also expanding and diversifying its business model by incorporating Payments (MoneyRails™) and BIN Sponsorship offerings. Through its compliance oversight and risk management-first culture, the Company is well positioned to guide fintechs through a rigorous process to facilitate regulatory compliance.

https://www.finwise.bank/

Contacts
investors@finwisebank.com
media@finwisebank.com